                                                                     Exhibit 2.1

                                                                  EXECUTION FORM




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                NETEGRITY, INC.,

                             LKN ACQUISITION CORP.,

                                       AND

                                DATACHANNEL, INC.





                                OCTOBER 24, 2001

                                Table of Contents

                                                                                Page

ARTICLE I THE MERGER.........................................................    1
  1.1   The Merger...........................................................    1
  1.2   The Closing..........................................................    1
  1.3   Actions at the Closing...............................................    2
  1.4   Additional Action....................................................    2
  1.5   Conversion of Shares.................................................    2
  1.6   Dissenting Shares...................................................    10
  1.7   Payment of Consideration............................................    11
  1.8   Fractional Shares...................................................    12
  1.9   Options and Warrants................................................    13
  1.10  Escrow and Special Escrow...........................................    13
  1.11  Certificate of Incorporation and By-laws............................    14
  1.12  No Further Rights...................................................    14
  1.13  Closing of Transfer Books...........................................    14
  1.14  Loan................................................................    14
  1.15  Employee Payments at Closing........................................    15
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................    15
  2.1   Organization, Qualification and Corporate Power.....................    15
  2.2   Capitalization......................................................    15
  2.3   Authorization of Transaction........................................    16
  2.4   Noncontravention....................................................    17
  2.5   Subsidiaries........................................................    18
  2.6   Financial Statements................................................    19
  2.7   Absence of Certain Changes..........................................    19
  2.8   Undisclosed Liabilities.............................................    19
  2.9   Tax Matters.........................................................    20
  2.10  Assets..............................................................    22
  2.11  Owned Real Property.................................................    22
  2.12  Real Property Leases................................................    22
  2.13  Intellectual Property...............................................    23
  2.14  Inventory...........................................................    24
  2.15  Contracts...........................................................    25
  2.16  Accounts Receivable.................................................    26
  2.17  Powers of Attorney..................................................    26
  2.18  Insurance...........................................................    26
  2.19  Litigation..........................................................    26
  2.20  Warranties..........................................................    27
  2.21  Employees...........................................................    27
  2.22  Employee Benefits...................................................    27
  2.23  Environmental Matters...............................................    30
  2.24  Legal Compliance....................................................    31
  2.25  Customers...........................................................    31
  2.26  Permits.............................................................    32

                                Table of Contents
                                   (continued)

                                                                                Page
  2.27  Certain Business Relationships With Affiliates......................    32
  2.28  Brokers' Fees.......................................................    32
  2.29  Books and Records...................................................    32
  2.30  Disclosure..........................................................    32
  2.31  Projections.........................................................    33
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER
SUBSIDIARY..................................................................    33
  3.1   Organization, Qualification and Corporate Power.....................    33
  3.2   Capitalization......................................................    33
  3.3   Authorization of Transaction........................................    33
  3.4   Noncontravention....................................................    34
  3.5   Reports and Financial Statements....................................    34
  3.6   Litigation..........................................................    35
  3.7   Interim Operations of the Merger Subsidiary.........................    35
ARTICLE IV COVENANTS........................................................    35
  4.1   Closing Efforts.....................................................    35
  4.2   Governmental and Third-Party Notices and Consents...................    35
  4.3   Stockholder Approval................................................    36
  4.4   Operation of Business...............................................    38
  4.5   Access to Information...............................................    40
  4.6   Notice of Certain Matters...........................................    40
  4.7   Exclusivity.........................................................    41
  4.8   Expenses............................................................    41
  4.9   Agreements from Certain Affiliates of the Company...................    42
  4.10  Listing of Merger Shares............................................    42
  4.11  Repurchase of Certain Company Shares................................    42
  4.12  FIRPTA Tax Certificates.............................................    43
  4.13  Isogen Divestiture..................................................    43
  4.14  Termination of 401(k) Plan..........................................    44
  4.15  Certain Indebtedness................................................    44
ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER..............................    44
  5.1   Conditions to Each Party's Obligations..............................    44
  5.2   Conditions to Obligations of the Buyer and the Merger Subsidiary....    44
  5.3   Conditions to Obligations of the Company............................    46
ARTICLE VI INDEMNIFICATION..................................................    47
  6.1   Indemnification by the Company Stockholders.........................    47
  6.2   Indemnification by the Buyer........................................    48
  6.3   Indemnification Claims..............................................    48
  6.4   Survival of Representations and Warranties..........................    51
  6.5   Limitations.........................................................    52
ARTICLE VII REGISTRATION RIGHTS.............................................    53
  7.1   Registration of Shares..............................................    53
  7.2   Limitations on Registration Rights..................................    54

                                Table of Contents
                                   (continued)

                                                                                Page
  7.3   Registration Procedures.............................................    55
  7.4   Requirements of Company Stockholders................................    55
  7.5   Indemnification.....................................................    56
  7.6   Assignment of Rights................................................    56
ARTICLE VIII TERMINATION....................................................    56
  8.1   Termination of Agreement............................................    56
  8.2   Effect of Termination...............................................    57
ARTICLE IX DEFINITIONS......................................................    57
ARTICLE X MISCELLANEOUS.....................................................    60
  10.1  Press Releases and Announcements....................................    60
  10.2  No Third Party Beneficiaries........................................    61
  10.3  Entire Agreement....................................................    61
  10.4  Succession and Assignment...........................................    61
  10.5  Counterparts and Facsimile Signature................................    61
  10.6  Headings............................................................    61
  10.7  Notices.............................................................    61
  10.8  Governing Law.......................................................    62
  10.9  Amendments and Waivers..............................................    62
  10.10 Severability........................................................    62
  10.11 Submission to Jurisdiction..........................................    63
  10.12 Construction........................................................    63
  10.13 Specific Performance................................................    63

Exhibit A - Escrow Agreement
Exhibit B - Affiliate Agreement
Exhibit C - Investment Representation Letter
Exhibit D - Opinion of Counsel to the Company
Exhibit E - Opinion of Counsel to the Buyer and the Merger Subsidiary

                          AGREEMENT AND PLAN OF MERGER

      Agreement entered into as of October 24, 2001 by and among Netegrity, Inc., a Delaware corporation (the "Buyer"), LKN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Subsidiary"), and DataChannel, Inc., a Washington corporation (the "Company"). The Buyer, the Merger Subsidiary and the Company are referred to collectively herein as the "Parties."

      This Agreement contemplates a merger of the Merger Subsidiary into the Company. In such merger, the stockholders of the Company will receive cash and common stock of the Buyer in exchange for their capital stock of the Company.

      The Parties acknowledge that the Merger (as defined below) would not qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), if consummated as of the date on which this Agreement is entered into, but nevertheless intend that the Merger constitute such a reorganization if it so qualifies on the Closing Date (as defined below), and the parties adopt this Agreement as the plan of reorganization for purposes of the Code.

      Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Merger Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Merger Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files (i) a certificate of merger or other appropriate documents prepared and executed in accordance with Section 252(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware and (ii) articles of merger or other appropriate documents prepared and executed in accordance with Section 23B.11.050 of the Washington Business Corporation Act (the "Articles of Merger"). The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law and Section 23B.11.060 of the Washington Business Corporation Act.

      1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, as soon as possible, but in no event later than three business days, after satisfaction or waiver of the conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof, or at such other time and place as the Parties may agree (the "Closing Date").

      1.3 Actions at the Closing. At the Closing:

         (a) the Company shall deliver to the Buyer and the Merger Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

         (b) the Buyer and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

         (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger and with the Secretary of State of the State of Washington the Articles of Merger;

         (d) the Buyer shall deliver the Initial Cash Consideration (as defined below) and a certificate for the Initial Shares (as defined below) to a bank trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7;

         (e) the Buyer shall deliver the Special Escrow Cash (as defined below) to an escrow agent (the "Special Escrow Agent") designated by the Indemnification Representatives, in accordance with written instructions delivered to the Buyer not later than three business days prior to the Closing Date, pursuant to Section 1.10(c); and

         (f) the Buyer, Lucie Fjeldstad and James Beach (the "Indemnification Representatives") and State Street Bank and Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.10(a).

      1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Subsidiary, in order to consummate the transactions contemplated by this Agreement.

      1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

         (a) Each share of common stock, $.01 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)) shall be converted into and represent the right to receive (subject to Section 1.10):

             (i) (A) an amount in cash equal to the Common Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of common stock, par value $.01 per share, of the Buyer (the "Buyer Common Stock") as is equal to the Common Stock Share Amount (as defined below); provided that if the Total Value Common Consideration (as defined below) exceeds $0.1965, then
(1) the number of shares of Buyer

Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that the Total Value Common Consideration equals $0.1965 (the number of shares of Buyer Common Stock, if any, by which the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced by application of this clause (1) is referred to herein as the "Common Share Reduction"), and (2) if the Total Value Common Consideration continues to exceed $0.1965 after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that the Total Value Common Consideration equals $0.1965 (the amount in cash, if any, by which the amount in cash allocated under clause (A) above shall be reduced by application of this clause (2) is referred to herein as the "Common Cash Reduction"); and

             (ii) the Participation Cash Payment (as defined below), if any, and the Participation Stock Payment (as defined below), if any.

         (b) Each share of preferred stock, $.01 par value per share, of the Company ("Preferred Shares"; and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Merger Subsidiary and Dissenting Shares) shall be converted into and represent the right to receive (subject to Section 1.10):

             (i) for each share of Series A Convertible Preferred Stock (A) an amount in cash equal to the Series A Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series A Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration (as defined below) for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount (as defined below), then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

             (ii) for each share of Series B Convertible Preferred Stock (A) an amount in cash equal to the Series B Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series B Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

             (iii) for each share of Series C Convertible Preferred Stock (A) an amount in cash equal to the Series C Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series C Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

             (iv) for each share of Series D Convertible Preferred Stock (A) an amount in cash equal to the Series D Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series D Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount; and

             (v) the Participation Cash Payment (as defined below), if any, and the Participation Stock Payment (as defined below), if any.

         (c) For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

             (i) "Common Cash Proceeds" shall be the result obtained by dividing
(A) Total Common Cash Consideration by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

             (ii) "Total Common Cash Consideration" shall be the result obtained by subtracting (A) the product of (1) the Common Repurchase Cost and (2) the Repurchase Fraction, from (B) the Common Cash Consideration.

             (iii) "Common Repurchase Cost" shall be the sum of (A) the Deemed Repurchase Cost and (B) the product of (1) the Repurchase Spread and (2) 0.05.

             (iv) "Repurchase Spread" shall be the result obtained by subtracting (A) the Deemed Repurchase Cost from (B) the product of (1) the number of shares of capital stock of the Company repurchased from stockholders after the date hereof and (2) the average purchase price per share paid or to be paid by the Company for shares of capital stock of the Company repurchased from stockholders after the date hereof.

             (v) "Deemed Repurchase Cost" shall be the product of (A) the number of shares of capital stock of the Company repurchased from stockholders after the date hereof and (B) the lesser of (1) the Gross Share Consideration and (2) the average purchase price per share paid or to be paid by the Company for shares of capital stock of the Company repurchased from stockholders after the date hereof.

             (vi) "Gross Share Consideration" shall be the result obtained by dividing (A) the sum of (1) the Common Cash Consideration and (2) the product of
(x) 125,000 and (y) the Buyer Common Stock Price by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

             (vii) "Repurchase Cost" shall be the aggregate purchase price paid or to be paid by the Company for the shares of capital stock of the Company repurchased from stockholders as described in Section 4.11(a) of this Agreement.

             (viii) "Repurchase Fraction" shall be the result obtained by dividing (A) the Adjusted Cash Consideration by (B) the sum of (1) the Adjusted Cash Consideration plus (2) the product of (x) 2,500,000 and (y) the Buyer Common Stock Price.

             (ix) "Common Cash Consideration" shall be the result obtained by multiplying (A) the Adjusted Cash Consideration by (B) 0.05.

             (x) "Adjusted Cash Consideration" shall be the result obtained by subtracting (A) the sum of (1) the amount of the Third Party Expenses (as defined in Section 4.8 below) (other than the Permitted Legal Fees (as defined in Section 4.8 below)), (2) the amount of the Special Employee Retention Awards (as defined in Section 1.15 below), (3) the amount of the Isogen Expenses (as defined in Section 4.13 below), if any, and (4) the amount of the Net Loan Balance (as defined in Section 1.14 below), from (B) $15,000,000.

             (xi) "Buyer Common Stock Price" shall equal the average of the closing prices of the Buyer Common Stock on The Nasdaq National Market over the thirty-day period ending three days prior to the Closing Date.

             (xii) "Common Stock Share Amount" shall be the result obtained by dividing (A) the Common Stock Proceeds Amount by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

             (xiii) "Common Stock Proceeds Amount" shall be the result obtained by dividing (A) the Total Common Stock Proceeds Amount by (B) the Buyer Common Stock Price.

             (xiv) "Total Common Stock Proceeds Amount" shall be the result obtained by subtracting (A) the product of (1) the Common Repurchase Cost and
(2) the

Repurchase Adjustment Factor, from (B) the product of (1) 125,000 and
(2) the Buyer Common Stock Price.

             (xv) "Repurchase Adjustment Factor" shall be the result obtained by subtracting (A) the Repurchase Fraction from (B) one.

             (xvi) "Series A Preferred Cash Proceeds" shall be the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series A Preferred Percentage by (B) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xvii) "Series B Preferred Cash Proceeds" shall be the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series B Preferred Percentage by (B) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xviii) "Series C Preferred Cash Proceeds" shall be the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series C Preferred Percentage by (B) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xix) "Series D Preferred Cash Proceeds" shall be the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series D Preferred Percentage by (B) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xx) "Total Preferred Cash Consideration" shall be the result obtained by subtracting (A) the product of (1) the Repurchase Spread and (2) 0.95, from (B) the result obtained by subtracting (1) the product of (x) the Common Repurchase Cost and (y) the Repurchase Adjustment Factor, from (2) the Preferred Cash Consideration.

             (xxi) "Preferred Cash Consideration" shall equal the result obtained by adding (A) the product of (1) the Adjusted Cash Consideration and
(2) 0.95 and (B) the Common Cash Reduction Amount.

             (xxii) "Common Cash Reduction Amount" shall be the result obtained by multiplying (A) the Common Cash Reduction by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

             (xxiii) "Series A Preferred Percentage" shall be the result obtained by dividing (A) the product of (1) 0.70 and (2) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

             (xxiv) "Series B Preferred Percentage" shall be the result obtained by dividing (A) the product of (1) 1.070281 and (2) the number of outstanding shares of Series B

Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

             (xxv) "Series C Preferred Percentage" shall be the result obtained by dividing (A) the product of (1) 3.3449 and (2) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

             (xxvi) "Series D Preferred Percentage" shall be the result obtained by dividing (A) the product of (1) 5.5937 and (2) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

             (xxvii) "Aggregate Preferred Liquidation Preference" shall equal the sum of (A) the product of (1) 0.70 and (2) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time, (B) the product of (1) 1.070281 and (2) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time, (C) the product of (1) 3.3449 and (2) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time, and (D) the product of (1)
5.5937 and (2) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xxviii) "Series A Preferred Stock Share Amount" shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series A Preferred Percentage by (B) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xxix) "Series B Preferred Stock Share Amount" shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series B Preferred Percentage by (B) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xxx) "Series C Preferred Stock Share Amount" shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series C Preferred Percentage by (B) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xxxi) "Series D Preferred Stock Share Amount" shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series D Preferred Percentage by (B) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

             (xxxii) "Preferred Stock Proceeds Amount" shall be the result obtained by dividing (A) the Total Preferred Stock Proceeds Amount by (B) the Buyer Common Stock Price.

             (xxxiii) "Total Preferred Stock Proceeds Amount" shall be the sum of (A) the product of (1) the sum of (x) 2,375,000 and (y) the Common Share Reduction Amount and (2) the Buyer Common Stock Price plus (B) the product of
(1) the Common Repurchase Cost and (2) the Repurchase Adjustment Factor.

             (xxxiv) "Common Share Reduction Amount" shall be the result obtained by multiplying (A) the Common Share Reduction by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

             (xxxv) "Participation Cash Payment" shall be the result obtained by dividing (A) the amount in cash by which the Distributable Cash Consideration exceeds the aggregate amount to be paid to the Company Stockholders after the application of the provisions of Section 1.5(a)(i), Section 1.5(b)(i), Section 1.5(b)(ii), Section 1.5(b)(iii) and Section 1.5(b)(iv), by (B) the number of outstanding Common Shares immediately prior to the Effective Time (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares).

             (xxxvi) "Distributable Cash Consideration" shall be the result obtained by subtracting (A) the Repurchase Cost from (B) the Adjusted Cash Consideration.

             (xxxvii) "Participation Stock Payment" shall be the result obtained by dividing (A) the number of shares of Buyer Common Stock by which the 2,500,000 exceeds the aggregate number of shares to be delivered to the Company Stockholders after the application of the provisions of Section 1.5(a)(i),
Section 1.5(b)(i), Section 1.5(b)(ii), Section 1.5(b)(iii) and Section 1.5(b)(iv), by (B) the number of outstanding Common Shares immediately prior to the Effective Time (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares).

             (xxxviii) "Total Value Common Consideration" shall be the sum of
(A) the Common Cash Proceeds and (B) the product of (1) the Common Stock Share Amount and (2) the Buyer Common Stock Price.

             (xxxix) "Total Value Preferred Consideration" with respect to each Preferred Share shall be the sum of (A) the Series A Preferred Cash Proceeds, Series B Preferred Cash Proceeds, Series C Preferred Cash Proceeds or Series D Preferred Cash Proceeds, as the case may be, and (B) the product of (1) the Series A Preferred Stock Share Amount, Series B Preferred Stock Share Amount, Series C Preferred Stock Share Amount and Series D Preferred Stock Share Amount, as the case may be, and (2) the Buyer Common Stock Price.

             (xl) "Preferred Stock Liquidation Amount" with respect to each share of Series A Convertible Preferred Stock of the Company shall be $0.70, with respect to each share of Series B Convertible Preferred Stock of the Company shall be $1.070281, with respect to each share of Series C Convertible Preferred Stock of the Company shall be $3.3449, and with respect to each share of Series D Convertible Preferred Stock of the Company shall be $5.5937.

             (xli) "Aggregate Section 1.5 Consideration" shall be the sum of (A) the product of (1) the Total Value Common Consideration and (2) the total number of outstanding Common Shares immediately prior to the Effective Time, plus (B) the product of (1) the Total Value Preferred Consideration with respect to a share of Series A Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series A Convertible Preferred Stock immediately prior to the Effective Time, plus (C) the product of (1) the Total Value Preferred Consideration with respect to a share of Series B Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series B Convertible Preferred Stock immediately prior to the Effective Time, plus (D) the product of (1) the Total Value Preferred Consideration with respect to a share of Series C Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series C Convertible Preferred Stock immediately prior to the Effective Time, plus (E) the product of (1) the Total Value Preferred Consideration with respect to a share of Series D Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series D Convertible Preferred Stock immediately prior to the Effective Time.

             (xlii) "Stockholder Section 1.5 Consideration", with respect to a Company Stockholder shall be the sum of (A) the product of (1) the Total Value Common Consideration and (2) the total number of outstanding Common Shares held by such Company Stockholder immediately prior to the Effective Time, plus (B) the product of (1) the Total Value Preferred Consideration with respect to a share of Series A Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series A Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (C) the product of (1) the Total Value Preferred Consideration with respect to a share of Series B Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series B Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (D) the product of (1) the Total Value Preferred Consideration with respect to a share of Series C Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series C Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (E) the product of (1) the Total Value Preferred Consideration with respect to a share of Series D Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series D Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time.

             (xliii) "Stockholder Special Escrow Fraction", with respect to a Company Stockholder, shall be the result obtained by dividing (A) his, her or its Stockholder Section 1.5 Consideration by (B) the Aggregate Section 1.5 Consideration.

         (d) Each stockholder of record of the Company immediately prior to the Effective Time (collectively, the "Company Stockholders") shall be entitled to receive immediately all of the cash into which his, her or its Company Shares were converted pursuant to this Section 1.5 other than an amount in cash equal to the result obtained by multiplying (i) $400,000 by (ii) his, her or its Stockholder Special Escrow Fraction (the "Initial Cash Consideration"); the remaining cash into which their Company Shares were converted pursuant to this
Section 1.5 (the "Escrow Cash") shall be deposited in escrow pursuant to Section 1.10(c).

The Initial Cash Consideration and the Escrow Cash shall together be referred to herein as the "Cash Consideration." Company Stockholders shall be entitled to receive immediately 90% (86%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining 10% (14%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.10(a) and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

         (e) Each Company Share owned beneficially by the Buyer or the Merger Subsidiary shall be cancelled and retired without payment of any consideration therefor.

         (f) Each share of common stock, $.01 par value per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         (g) A Schedule 1.5(g) shall be appended to this Agreement on the Closing Date setting forth with respect to each Company Stockholder the Initial Shares, the Escrow Shares, the Initial Cash Consideration and the Escrow Cash allocable to such Company Stockholder as provided in Section 1.5.

         (h) Notwithstanding anything to the contrary contained herein, the aggregate consideration to be paid by the Buyer under this Agreement shall not exceed the Distributable Cash Consideration and 2,500,000 shares of Buyer Common Stock.

      1.6 Dissenting Shares.

         (a) For purposes of this Agreement, "Dissenting Shares" mean Company Shares held as of the Effective Time held by a Company Stockholder who has not voted such Company Shares in favor of the approval of this Agreement and with respect to which dissenters' rights shall have been duly demanded in accordance with Section 23B.13.020 of the Washington Business Corporation Act and not terminated prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Merger Shares and Cash Consideration, unless the right of such Company Stockholder to receive fair value under the Washington Business Corporation Act terminates in accordance with Section 23B.13.020 of such Act. If such right is terminated otherwise than by purchase of the Dissenting Shares by the Buyer or the Surviving Corporation, then (i) as of such termination, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Cash Consideration and Merger Shares issuable in respect of such

Company Shares pursuant to Section 1.5, and (ii) promptly following such termination, the Buyer shall deliver to the Exchange Agent the Initial Cash Consideration and a certificate representing 90% (86%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by
Section 4.13 prior to the Isogen Deadline) of the Merger Shares, in each case, to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% (14%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline) of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

         (b) The Company shall give the Buyer (i) prompt notice of any written demands for payment of fair value of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair value under the Washington Business Corporation Act. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for payment of fair value of Company Shares or offer to settle any such demands.

      1.7 Payment of Consideration.

         (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Initial Shares and the Initial Cash Consideration of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares and Cash Consideration pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, cash in immediately available funds in the amount of the Initial Cash Consideration and a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Initial Shares, as described in Section
1.5. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Initial Cash Consideration payable and the Initial Shares issuable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Cash Consideration payable and the Initial Shares issuable pursuant to Section 1.5 plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Cash Consideration payable pursuant to Section 1.5 and a certificate for the Initial Shares issuable pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive either any Initial Cash Consideration or certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

         (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares and the Initial Cash Consideration issuable in exchange therefor pursuant to Section
1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct and/or an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates for certificates representing the Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

      1.8 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

      1.9 Options and Warrants.

         (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to the Company's Amended and Restated 1997 Stock Option Plan or the Company's 2000 Nonemployee Director Stock Option Plan (collectively, the "Option Plans") or otherwise ("Options"), shall terminate and be canceled without payment of any consideration therefor. The Buyer shall not assume any Options nor be required by the terms of this Agreement to replace any Options with a comparable option. The Company shall terminate the Option Plans and all other stock option plans and other stock or equity-related plans of the Company prior to the Effective Time, and neither the Buyer nor the Surviving Corporation shall have any liability or obligation thereunder.

         (b) The Company shall cause the termination, as of the Effective Time, of all outstanding warrants to purchase Company Shares (the "Warrants") which remain unexercised.

         (c) The Company shall obtain, prior to the Closing, the consent from each holder of an Option or a Warrant to the termination of such Option or Warrant pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

      1.10 Escrow and Special Escrow.

         (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

         (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives as their representatives for purposes of the Escrow Agreement and as attorneys-in-fact and agents for and on behalf of each Company Stockholder, and the taking of any and all action and the making of any decisions required or permitted to be taken or made by them under the Escrow Agreement or Article VI of this Agreement.

         (c) On the Closing Date, the Buyer shall deliver the Escrow Cash (the "Special Escrow Fund") to the Special Escrow Agent, for the purpose of paying the costs and expenses with respect to the Special Escrow Fund and the costs and expenses (including legal and consultant fees for reviewing, analyzing and defending any claim hereunder) incurred on behalf of the Company Stockholders following the Closing Date with respect to this Agreement, including the indemnification provisions hereof. The Special Escrow Fund shall be held by the Special Escrow Agent under an escrow agreement to be entered into with the Special Escrow Agent after the date hereof (the "Special Escrow Agreement"). The Special Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Special Escrow Agreement.

         (d) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the arrangement described in Section 1.10(c) hereof, the Special Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Special Escrow Fund in escrow and the appointment of the Indemnification Representatives for the purposes described in Section 1.10(c) hereof.

      1.11 Certificate of Incorporation and By-laws.

         (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Merger Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

         (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Merger Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

      1.12 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for Cash Consideration and Merger Shares in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

      1.14 Loan. Concurrently with the execution of this Agreement, the Company and the Buyer have entered into a Loan and Security Agreement dated as of the date hereof (the "Loan Agreement"). For purposes of this Agreement, "Net Loan Balance" means the amount, if any, by which (i) the principal and interest balance outstanding under the Loan Agreement as of the Closing Date, exceeds
(ii) the sum of (A) $1,000,000, (B) the amount of the Third Party Expenses paid as of the Closing Date (other than the Permitted Legal Fees), and (C) the aggregate purchase price paid by the Company for the shares of capital stock of the Company repurchased from stockholders as described in Section 4.11(a) of this Agreement.

      1.15 Employee Payments at Closing. The Company has established a Management and Employee Retention Program payable to certain selected employees of the Company (in the aggregate amount of up to $1,750,000) at the Closing, in accordance with written instructions delivered to the Buyer not later than three business days prior to the Closing Date. The cash consideration to be paid in accordance with the preceding sentence shall be referred to herein as the "Special Employee Retention Awards."

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer contemporaneous with the execution of this Agreement (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this
Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs. For purposes of this Agreement, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the directors and executive officers of the Company, as well as any other knowledge which such director and executive officers would have possessed had they had reason to make inquiry and made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

      2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Washington. All fees and penalties owed to the State of Washington by the Company under the Washington Business Corporation Act have been paid. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

      2.2 Capitalization. The authorized capital stock of the Company consists of (a) 75,000,000 Common Shares, of which, as of the date of this Agreement, 13,860,156 shares were issued and outstanding and (b) 25,000,000 Preferred Shares, of which (i) 1,784,143 shares have been designated as Series A Convertible Preferred Stock, of which, as of the date of this

Agreement, 1,784,143 shares were issued and outstanding, (ii) 2,366,496 shares have been designated as Series B Convertible Preferred Stock, of which, as of the date of this Agreement, 2,366,496 shares were issued and outstanding, (iii) 2,703,105 shares have been designated as Series C Convertible Preferred Stock, of which, as of the date of this Agreement, 2,703,105 shares were issued and outstanding, (iv) 8,044,765 shares have been designated as Series D Convertible Preferred Stock, of which, as of the date of this Agreement, 8,044,765 shares were issued and outstanding, (v) 1 share has been designated Series X Junior Preferred Stock, of which no shares are issued or outstanding and (vi) 1 share has been designated as Series Y Junior Preferred Stock, of which no shares are issued or outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options and Warrants, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Warrants listed in
Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended (the "Securities Act"), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and all requisite corporate power and authority to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by (a) at least sixty-six and two-thirds percent of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger, (b) at least sixty-six and two-thirds percent of the votes represented by the outstanding Series B Convertible Preferred Stock, Series C Convertible

Preferred Stock and Series D Convertible Preferred Stock, voting together as a single class, (c) at least sixty-six and two-thirds percent of the votes represented by the outstanding Company Shares and (d) at least a majority of the votes represented by the outstanding shares of a class or a series of a class of the Company's capital stock voting as a separate voting group if such class or series is affected in one or more of the ways enumerated in RCW 23B.10.040 in any amendment to the Company's Articles of Incorporation required to effect the allocation of consideration set forth in Section 1.5 of this Agreement (collectively, the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Washington Business Corporation Act, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. The stockholders of the Company listed on EXHIBIT 4.3 attached hereto constitute the Requisite Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such obligation and its enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

      2.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing of the Articles of Merger as required by the Washington Business Corporation Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company or the charter, By-laws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) except as set forth in Section 2.4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject,
(d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement:
"Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens,
(ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) liens for taxes not yet due and payable, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

      2.5 Subsidiaries.

         (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

         (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter, By-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, By-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 2.5 of the Disclosure Schedule, all shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

                  (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

         2.6 Financial Statements. The Company has provided to the Buyer (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the nine months ended as of September 30, 2001 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and the year-end adjustments set forth in Section 2.6 of the Disclosure Schedule and do not include footnotes.

         2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date, (a) except as set forth in Section 2.7(a) of the Disclosure Schedule, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) except as set forth in Section 2.7(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (q) of Section 4.4.

         2.8      Undisclosed Liabilities.

                  (a) None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business or as specifically provided in this Agreement and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

                  (b) As of the date 30 days after the date hereof, the Company will not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) relating to the business of Isogen International Corp., a Texas corporation and wholly-owned Subsidiary ("Isogen"), as conducted by Isogen or the Company, because Isogen will have assumed all of such liabilities prior to such date.

         2.9      Tax Matters.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "Taxes" means all taxes, charges, fees, levies or
other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                           (ii) "Tax Returns" means all reports, returns,
declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                  (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since inception. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                  (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                  (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iv) is subject to a lease under
Section 7701(h) of the Code or under any predecessor section.

                  (f) No property of the Company or any Subsidiary is subject to any liens for Taxes, other than liens for Taxes not yet due and payable.

                  (g) Neither the Company nor any Subsidiary has been nor will be required by reason of the Merger to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (h) There is no limitation on the utilization by either the Company or any Subsidiary of its net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383, or 384 of the Code or comparable provisions of state law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

                  (i) Neither the Company nor any Subsidiary has ever participated in an international boycott as defined in Section 999 of the Code.

                  (j) Except as set forth in Section 2.9(j) of the Disclosure Schedule, neither the Company nor any Subsidiary has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

                  (k) Schedule 2.9(k) of the Disclosure Schedule sets forth each jurisdiction in which the Company or any Subsidiary files, is required to file or has been required to file a Return or is or has been liable for any Taxes on a "nexus" basis, except for jurisdictions where the Company's liability for Taxes does not and is not reasonably expected to exceed $10,000.

                  (l) Neither the Company nor any Subsidiary owns any interest in an entity that is characterized as a partnership for federal income Tax purposes.

         2.10     Assets.

                  (a) Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest, except as set forth in Section 2.10(a) of the Disclosure Schedule.

                  (b) All assets and liabilities related to, and used in connection with, the business conducted by Isogen are set forth in Section 2.10(b) of the Disclosure Schedule and, as of the date 30 days after the date hereof, will be owned by Isogen. Isogen does not own or lease any assets used in the Company's business.

         2.11     Owned Real Property.  The Company owns no real property.

         2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.12 of the Disclosure Schedule:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                  (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

                  (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                  (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

         2.13     Intellectual Property.

                  (a) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company or the Subsidiaries to other parties (together, the "Customer Deliverables") and (ii) to operate the internal systems of the Company or the Subsidiaries that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company or the Subsidiaries and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company or the appropriate Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of the Intellectual Property owned by or licensed to the Company or the Subsidiaries and incorporated in or underlying the Customer Deliverables. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company or a Subsidiary (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Intellectual Property owned by or licensed to the Company or the Subsidiaries and incorporated in or underlying the Customer Deliverables. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary.

                  (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                  (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

                  (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding software programs licensed by the Company pursuant to "shrink wrap" or "click wrap" licenses).

                  (e) Neither the Company nor any Subsidiary has disclosed the source code for any of the software owned by the Company or a Subsidiary (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(e) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

                  (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary. No portion of such copyrightable materials was jointly developed with any third party.

                  (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

         2.14 Inventory. Neither the Company nor any Subsidiary has any inventory.

         2.15     Contracts.

                  (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                           (i) any agreement (or group of related agreements)
for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than 12 months;

                           (ii) any agreement (or group of related agreements)
for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year,
(B) which involves more than the sum of $50,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                           (iii) any agreement establishing a partnership or
joint venture;

                           (iv) any agreement (or group of related agreements)
under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (v) any agreement concerning confidentiality or
noncompetition (other than confidentiality and noncompetition agreements with employees in the forms which are attached as Exhibit 2.15(a)(v) to the Disclosure Schedule);

                           (vi) any employment or consulting agreement;

                           (vii) any agreement involving any officer, director
or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                           (viii) any agreement under which the consequences of
a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                           (ix) any agreement which contains any provisions
requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                           (x) any other agreement (or group of related
agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

                  (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract; provided, in each case, the consents listed in Section 2.4 of the Disclosure Schedule are obtained.

         2.16 Accounts Receivable. Except as set forth in Section 2.16 of the Disclosure Schedule, all accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.18 Insurance. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies are of the type and in amounts reasonable in relation to organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. To the knowledge of the Company, there are no threatened terminations of, or material premium increases with respect to, any such policy. Except as set forth in Section 2.18 of the Disclosure Schedule, each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.19 Litigation. Except as set forth in Section 2.19 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company or any Subsidiary.

         2.20 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) except as set forth in Section 2.20(b) of the Disclosure Schedule, the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary with respect to such sale or lease, which are described in Section 2.20(a) of the Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.20(c) of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason based on its operating history why such expenses should significantly increase as a percentage of sales in the future.

         2.21     Employees.

                  (a) Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Company or any Subsidiary has entered into a confidentiality/assignment of inventions agreement with the Company or such Subsidiary, a copy or form of which has previously been delivered to the Buyer. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition agreement with the Company or any Subsidiary; copies of such agreements have previously been made available to the Buyer. Except as set forth in Section 2.21(a) of the Disclosure Schedule, to the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

                  (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

         2.22     Employee Benefits.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "Employee Benefit Plan" means any "employee
pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                           (ii) "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                           (iii) "ERISA Affiliate" means any entity which is, or
at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                  (b) Section 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation
Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

                  (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                  (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each

Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                  (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (g) Except as set forth in Section 2.22(g) of the Disclosure Schedule, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                  (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                  (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (k) Section 2.22(k) of the Disclosure Schedule discloses each:
(i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (l) Section 2.22(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of June 30, 2001.

         2.23     Environmental Matters.

                  (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, or to the knowledge of the Company, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) Set forth in Section 2.23(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

                  (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

         2.24 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         2.25 Customers. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for (i) more than $100,000 of revenue to the Company or (ii) more than $10,000 of revenue related to the purchase or license of products (and not services), in each case, during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period in order of decreasing revenue and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services, to the knowledge of the Company, will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         2.26 Permits. Section 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") of a material nature issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in Section 2.26 of the Disclosure Schedule, each such Permit will continue in full force and effect immediately following the Closing.

         2.27 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) to the knowledge of the Company, has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary. Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Financial Statements.

         2.28 Brokers' Fees. Except as set forth in Section 2.28 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.29 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

         2.30 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.

         2.31 Projections. The projections dated [October 23, 2001] provided by the Company to the Buyer were, as of the date thereof, prepared by the Company in good faith using reasonable information available to management of the Company and, based on the assumptions therein, represent Company management's good faith estimates, as of the date thereof, of the future performance of the Company for the periods referred to therein.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                            AND THE MERGER SUBSIDIARY

         Each of the Buyer and the Merger Subsidiary represents and warrants to the Company as follows:

         3.1 Organization, Qualification and Corporate Power. Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

         3.2 Capitalization. The authorized capital stock of the Buyer consists of (a) 55,000,000 shares of Buyer Common Stock, of which 31,196,903 shares were issued and outstanding as of August 6, 2001, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 Authorization of Transaction. Each of the Buyer and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Merger Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Merger Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Merger Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiary and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiary, enforceable against them in accordance with its terms, except as such obligation and its enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the Hart-Scott-Rodino Act, and the filing of the Articles of Merger as required by the Washington Business Corporation Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Merger Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Merger Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Merger Subsidiary, (b) require on the part of the Buyer or the Merger Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Merger Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Merger Subsidiary or any of their properties or assets.

         3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2000 (such reports, as amended or supplemented from time to time, are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2000 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

         3.6 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.7 Interim Operations of the Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

                                   ARTICLE IV
                                    COVENANTS

         4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the Closing and the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2      Governmental and Third-Party Notices and Consents.

                  (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Buyer shall not be obligated to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates. The Buyer shall pay the filing fee of the Buyer's pre-merger notification report under the Hart-Scott-Rodino Act.

                  (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

         4.3      Stockholder Approval.

                  (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Washington Business Corporation Act. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders a written proxy or information statement (the "Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the approval of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act and (C) a statement that dissenters' rights are available for the Company Shares pursuant to RCW 23B.13 of the Washington Business Corporation Act and a copy of such RCW 23B.13. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to RCW 23B.07.040 and RCW 23B.13.220(2) of the Washington Business Corporation Act, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were approved by the stockholders of the Company and that dissenters' rights are available for their Company Shares pursuant to RCW 23B.13 of the Washington Business Corporation Act (which notice shall include a copy of such RCW 23B.13), and shall promptly inform the Buyer of the date on which such notice was sent.

                  (b) Notwithstanding anything to the contrary contained herein, if the Buyer notifies the Company that it is not reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act, the Parties agree, without further action, as follows:

                           (i) The following shall be substituted in lieu of the
second, third and fourth sentences of Section 4.3(a) of this Agreement: "In connection with such special meeting of stockholders or written stockholder consent, the Buyer shall prepare, with the assistance and cooperation of the Company, a Registration Statement on Form S-4 (the "Disclosure Statement"). The Disclosure Statement shall include a prospectus/proxy statement to be used for the purpose of offering the Merger Shares and Cash Consideration to stockholders of the Company and soliciting proxies or written consents from stockholders of the Company for the purpose of obtaining the Requisite Stockholder Approval (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy or written consent, shall be referred to herein as the "Prospectus/Proxy Statement"). The summary of the Merger in the Prospectus/Proxy Statement shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the approval of this Agreement by the stockholders of the Company shall constitute approval of such terms. The Buyer shall file the Disclosure Statement with the SEC and shall, with the assistance of the Company, promptly respond to any SEC comments on the Disclosure Statement and shall otherwise use its Reasonable Best Efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable and to comply with any applicable state securities laws. Promptly following such time as the Disclosure Statement is declared effective, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall use its Reasonable Best Efforts to obtain the Requisite Stockholder Approval.";

                           (ii) The conditions in Section 5.2(h) and Section
5.2(l) of this Agreement shall be deemed satisfied;

                           (iii) The respective obligations of each Party to
consummate the Merger shall be subject to the following condition: "The Disclosure Statement shall have become effective in accordance with the provisions of the Securities Act, and there shall not be in effect any stop order suspending the effectiveness of the Disclosure Statement or any proceedings seeking such a stop order."; and

                           (iv) Article VII of this Agreement shall be deleted
and have no further force or effect.

                  (c) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the approval of this Agreement and the Merger.

                  (d) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Buyer or furnished by the Buyer in writing for inclusion in the Disclosure Statement).

                  (e) The Buyer shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or furnished by the Company in writing for inclusion in the Disclosure Statement).

                  (f) The stockholders of the Company listed on EXHIBIT 4.3 attached hereto each agree (i) to vote all Company Shares that are beneficially owned by him, her or it in favor of the amendments to the Company's Articles of Incorporation necessary or desirable to effect the conversion provided in Section 1.5 of this Agreement,
(ii) to vote all Company Shares that are beneficially owned by him, her or it in favor of the approval of this Agreement and the Merger, (iii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iv) otherwise to use his, her or its Reasonable Best Efforts to obtain the Requisite Stockholder Approval.

         4.4 Operation of Business. Except as contemplated by this Agreement or as directed in writing by the Buyer after the date hereof, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts and available resources to preserve intact its current business organization, keep its physical assets in good working condition, pay its liabilities as they become due, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

                  (a) issue or sell, or, except as provided in Section 4.11 of this Agreement, redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

                  (b) split, combine or reclassify any shares of its capital stock; except as provided in Section 4.13 of this Agreement, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases), other than trade payables treated as a current liability incurred in the Ordinary Course of Business or under the Loan Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(k) (other than the Management and Employee Retention Program described in Section 1.15), or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase or decrease in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.20 of the Disclosure Schedule), or fail to pay any existing payment obligations listed in Section 2.20 of the Disclosure Schedule, or hire any employee, or retain any consultant or contractor (it being understood that the Company and the Buyer shall consult with each other in connection with the approval required hereunder to hire any employee or retain any consultant or contractor), or terminate the employment of any employee;

                  (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than (i) purchases and sales of assets in the Ordinary Course of Business and (ii) as contemplated by
Section 4.14 of this Agreement;

                  (f) license, distribute or otherwise grant any right to any third party with respect to, any Company Intellectual Property;

                  (g) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                  (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

                  (i) amend its charter, by-laws or other organizational documents, except for an amendment to the Company's charter required to effect the allocation of consideration set forth in Section 1.5 of this Agreement;

                  (j) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (l) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, or settle any claim or assessment in respect of Taxes;

                  (m) make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

                  (n) institute or settle any Legal Proceeding;

                  (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

                  (p) directly or indirectly apply any of the proceeds of advances under the Loan Agreement to provide or extend working capital to Isogen; or

                  (q) agree in writing or otherwise to take any of the foregoing actions.

         4.5      Access to Information.

                  (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

                  (b) Within 15 days after the end of each month ending prior to the Closing, beginning with October 31, 2001, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

                  (c) Each of the Buyer and the Merger Subsidiary (i) shall treat and hold as confidential any Confidential Information (as defined below),
(ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means the information furnished under (a) and (b) above and any confidential or proprietary information of the Company or any Subsidiary that is furnished in writing to the Buyer or the Merger Subsidiary by the Company or any Subsidiary in connection with this Agreement and is, in each case, labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer or the Merger Subsidiary, (C) which the Buyer or the Merger Subsidiary knew or to which the Buyer or the Merger Subsidiary had access prior to disclosure or (D) which the Buyer or the Merger Subsidiary rightfully obtains from a source other than the Company or a Subsidiary.

         4.6      Notice of Certain Matters.

                  (a) From the date of this Agreement until the Effective Time, the Company shall promptly (and in any event within three days) deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Effective Time. No such supplemental information or other matter to which the Buyer has previously consented in writing shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment to any representation, warranty or statement contained in this

Agreement or the Disclosure Schedule; provided that if such supplemental information or other matter to which the Buyer has previously consented in writing relates to an event or circumstance occurring subsequent to the date hereof (without breach of Section 4.4) and relates to the subject matter of a representation or warranty contained in Article II hereof (other than the subject matter of Sections 2.1, 2.2, 2.3, 2.4, 2.8(b), 2.10(b) and 2.13), then such supplemental information or other matter to which the Buyer has previously consented in writing, solely for purposes of Section 5.2(c) of this Agreement, shall constitute an amendment of the representation or warranty to which it relates.

                  (b) From the date of this Agreement until the Effective Time, the Company shall promptly (and in any event within three days) notify the Buyer if any employee or group of employees terminates, has given notice that they will terminate, or, to the knowledge of the Company, has any plans to terminate, employment with the Company or any Subsidiary.

         4.7      Exclusivity.

                  (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer or, pursuant to the terms of an agreement that is listed in Section 2.2 of the Disclosure Schedule, to the Company's stockholders) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction; provided, however, that nothing herein shall preclude any such actions solely with respect to the divestiture of the Company's Isogen business contemplated by Section 4.14 of this Agreement.

                  (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.8 Expenses. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that all costs and expenses incurred by the Company at or prior to the Closing in connection with the transactions contemplated by this Agreement, including without limitation, the broker, accounting and legal fees and expenses of the Company (the "Third Party Expenses"), shall be borne by the Company Stockholders. The Buyer shall be authorized to deduct from the Adjusted Cash Consideration the estimated Third Party Expenses and shall have no obligation to assume any such costs or expenses. Notwithstanding the foregoing, the Buyer shall bear up to $50,000 in legal expenses, as reasonably itemized, incurred by counsel to the Company in connection with the preparation of the Disclosure Statement (the "Permitted Legal Fees"), and such Permitted Legal Fees shall not, for any purpose hereof, be considered Third Party Expenses. Any Third Party Expenses incurred in excess of the estimated Third Party Expenses so deducted shall be subject to the indemnification provisions of Article VII.

         4.9 Agreements from Certain Affiliates of the Company. Upon the execution of this Agreement, the Company shall provide to the Buyer a list of those persons who are, in the Company's reasonable judgment, Affiliates of the Company. The Company shall provide the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list and shall notify the Buyer in writing regarding any change in the identity of its Affiliates prior to the Closing Date. In order to help ensure that the issuance of and any resale of the Merger Shares will comply with the Securities Act, the Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer, as soon as practicable and in any case prior to the mailing of the Disclosure Statement (or, in the case of any person who becomes an Affiliate after such date, as soon as practicable after such person becomes an Affiliate), an Affiliate Agreement, in the form attached hereto as EXHIBIT B (an "Affiliate Agreement"), executed by each of its Affiliates. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Merger Shares to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

         4.10 Listing of Merger Shares. The Buyer shall use its Reasonable Best Efforts to list the Merger Shares on the Nasdaq National Market.

         4.11 Repurchase of Certain Company Shares.

                  (a) Not later than 30 days after the date hereof (or such later date as the Buyer and the Company shall mutually agree in writing), the Company shall use its Reasonable Best Efforts to repurchase from each holder of capital stock of the Company that is not an "accredited investor" as defined in Rule 501(a) under the Securities Act all shares of capital stock of the Company owned by such holder in order to reduce the total number of stockholders who are not "accredited investors" to thirty-five or less. The purchase price to be paid by the Company for the shares of capital stock held by all such holders shall not exceed $0.19 per share of capital stock or $400,000 in the aggregate. The agreement to be used by the Company for such repurchases shall be in a form that is reasonably acceptable to the Buyer.

                  (b) In connection with such repurchases, the Company shall provide to its stockholders a written statement (the "Repurchase Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives), (B) a summary of the terms and conditions of such repurchase and (C) the information required by the Securities Act. The Buyer agrees to cooperate with the Company in the preparation of the Repurchase Disclosure Statement. The Company agrees not to distribute the Repurchase Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the

Repurchase Disclosure Statement and the Repurchase Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed).

                  (c) The Company shall ensure that the Repurchase Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Repurchase Disclosure Statement).

                  (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Repurchase Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.12 FIRPTA Tax Certificates. If requested by the Buyer, (i) on or before the Closing Date, the Company will deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) if the Company does not deliver a notice pursuant to clause (i), on or before the Closing Date, the Stockholders will deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code. If the Buyer does not receive either the notices or certifications described above on or before the Closing Date, the Buyer shall be permitted to withhold from the Cash Consideration any required withholding tax under Section 1445 of the Code.

         4.13 Isogen Divestiture. The Buyer acknowledges that not later than five business days prior to the Closing Date (the "Isogen Deadline") the Company will sell or otherwise transfer the capital stock of Isogen which may take the form of a transfer incident to a dividend to the Company Stockholders. It is anticipated that the net economic benefit of such sale (after all associated costs and expenses, including without limitation, tax costs) will inure to the Company Stockholders (in addition to the Merger consideration provided for herein) or that the capital stock of Isogen will be distributed to or for the benefit of the Company Stockholders prior to the Merger. The Company shall regularly update the Buyer as to the status of the divestiture of the capital stock of Isogen and shall promptly notify the Buyer (and in any event within three days) of any material change in the status of such divestiture. The divestiture or distribution contemplated by this Section 4.13 shall be effected
(i) without liability to the Company, the Surviving Corporation or the Buyer and
(ii) in a manner reasonably satisfactory to the Buyer. If the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by this Section 4.13 prior to the Isogen Deadline, the Surviving Corporation shall be free to wind-up the business conducted by Isogen after the Closing in any manner satisfactory to the Surviving Corporation and the Buyer. In such event the Buyer shall reasonably estimate, in its sole discretion, the net cost and expense expected to be incurred by the Company and the Buyer (after taking into account the value expected to be realized by the Company and the Buyer from

Isogen's assets) in connection with a wind-up of the Isogen business without liability to the Company; and such amount shall be referred to herein as the "Isogen Expenses."

         4.14 Termination of 401(k) Plan. The Company shall terminate its 401(k) Plan no later than one day prior to the Closing Date.

         4.15 Certain Indebtedness. Buyer acknowledges that any repayment of the Company's indebtedness to Comerica Bank-California (formerly known as Imperial
Bank), at Closing in accordance with the terms of the Loan Agreement shall be Buyer's responsibility, and does not constitute an advance under the Loan Agreement.

                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

                  (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated if a filing thereunder is required.

         5.2 Conditions to Obligations of the Buyer and the Merger Subsidiary. The obligation of each of the Buyer and the Merger Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

                  (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Common Shares as of the Effective Time (calculated as if all of the outstanding Preferred Shares were converted into Common Shares);

                  (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries, except for any the failure of which to obtain or effect would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date), and in each case, other than with respect to the representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.8(b), 2.10(b) and 2.13, taking into account any amendment thereto as provided in Section 4.6(a);

                  (d) there shall have been no material damage to the properties or assets of the Company nor material loss of key employees of the Company since the date of this Agreement, as a direct result of the elements, acts of God, acts of civil or military authority, fires, floods, war, riots or other catastrophic events beyond the control of the Company;

                  (e) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (f) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (g) the Company shall have delivered to the Buyer and the Merger Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

                  (h) for purposes of the determination provided in Section 4.3(b) regarding the availability of an exemption from the registration requirements of the Securities Act for the issuance and sale of the Merger Shares, each of the Company Stockholders as of immediately prior to the Effective Time shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as Exhibit C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

                  (i) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (j) the Buyer shall have received copies of the removals or resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

                  (k) the Company shall have effected the sale or other transfer of Isogen in the manner contemplated by Section 4.13 of this Agreement not later than December 15, 2001, and thereafter the Company shall have no liability whatsoever with respect to the Isogen business;

                  (l) for purposes of the determination provided in Section 4.3(b) regarding the availability of an exemption from the registration requirements of the Securities Act for the issuance and sale of the Merger Shares, the number of holders of capital stock of the Company who are not "accredited investors" as defined in Rule 501(a) under the Securities Act shall be less than 35;

                  (m) each of Lucie Fjeldstad and James Beach shall have entered into employment arrangements with the Company providing for six months continued employment and six months severance, and

                  (n) the Buyer shall have received such other customary certificates and instruments (including without limitation certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance;

                  (b) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (c) the representations and warranties of the Buyer and the Merger Subsidiary set forth in the first sentence of Section 3.1 and Section 3.3 and any representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

                  (d) each of the Buyer and the Merger Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

                  (g) the Company shall have received from counsel to the Buyer and the Merger Subsidiary an opinion with respect to the matters set forth in Exhibit F attached hereto, addressed to the Company and dated as of the Closing Date; and

                  (h) the Company shall have received such other customary certificates and instruments (including without limitation certificates of good standing of the Buyer and the Merger Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Company Stockholders. Subject to Section 6.5 of this Agreement, the Company Stockholders receiving the Cash Consideration and the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders") shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

                  (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests;

                  (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Cash Consideration and the Merger Shares pursuant to this Agreement or dissenters' rights under the applicable provisions of the Washington Business Corporation Act), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company, except with respect to any breach by the Buyer of
Section 4.11(d);

                  (d) any costs and expenses (including accounting, financial advisor, legal or finder fees and expenses) incurred by the Company at or prior to Closing in connection with this Agreement and the transactions contemplated hereby, other than the Permitted Legal Fees; or

                  (e) the Isogen business, including without limitation, the costs and expenses incurred in connection with the wind-up of Isogen.

         6.2 Indemnification by the Buyer. The Buyer shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Merger Subsidiary contained in this Agreement or the Buyer Certificate.

         6.3      Indemnification Claims.

                  (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any Damage or liability caused by or arising out of such failure. Within 20 business days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the

Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of one counsel to the Indemnified Party with respect to such matters of conflict shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability with respect to the claim and has no other adverse effect on the Indemnified Party of a financial nature or with respect to Intellectual Property. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is the Buyer the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the

Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the five consecutive trading days ending on the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such five-day period), multiplied by the number of such Escrow Shares.

                  (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service at a mutually acceptable location (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that they comply with their good faith obligation to pursue such procedure and, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

                  (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (f) For purposes of this Section 6.3 and the last two sentences of Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder or to the Buyer and the Merger Subsidiary (beyond their liability as an Indemnifying Stockholder hereunder) for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one year following the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

         6.5      Limitations.

                  (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI or, except with respect to claims based on fraud, otherwise under this Agreement, shall not exceed the aggregate Value of the Escrow Shares; provided that if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline and, in accordance with Section 1.5(f), the number of Escrow Shares is increased by 100,000, (A) the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI or, except with respect to claims based on fraud, otherwise under this Agreement, shall not exceed the aggregate Value of such number of Escrow Shares as is equal to the result obtained by subtracting (1) 100,000 from (2) the total number of Escrow Shares and (B) the aggregate liability of the Indemnifying Stockholders for Damages under this Article VI with respect to a claim under Section 6.1(e) shall not exceed the aggregate Value of the Escrow Shares, (ii) the Indemnifying Stockholders and the Buyer shall be liable under this Article VI with respect to claims under Section 6.1(a) or Section 6.2 for only that portion of the aggregate Damages for which they or it would otherwise be liable which exceeds $350,000, and (iii) each Indemnifying Stockholder shall only be liable for his, her or its pro rata share (based on the number of Merger Shares received by such Indemnifying Stockholder as a percentage of the total number of Merger Shares issued); provided that the limitation set forth in clause (ii) above shall not apply to (A) a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.8(b), 2.10(b) or 2.13 (or the portion of the Company Certificate relating thereto) or to a breach of the covenants set forth in Sections 4.8, 4.11 or 4.13, or (B) a claim pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2 or 3.3 (or the portion of the Buyer Certificate relating thereto). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.31) and all representations and warranties of the Buyer and the Merger Subsidiary in Article III shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

                  (b) Notwithstanding anything to the contrary herein, except with respect to claims based on fraud, after the Closing, (i) the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI or otherwise under this Agreement and (ii) the Buyer shall only be entitled to deliver a

Claim Notice under Section 6.3 or Expected Claim Notice under Section 6.4 on or prior to the date one year following the Closing Date.

                  (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the sole and exclusive remedy of the Indemnified Parties with respect to claims under this Agreement, including without limitation, claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                  (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                  (e) In computing the amount of Damages recoverable by an Indemnified Party hereunder, the following shall apply:

                           (i) The Indemnifying Party shall be given the benefit
of any insurance proceeds to the extent that such proceeds are actually received by the Indemnified Party;

                           (ii) The Indemnifying Party shall not be required to
indemnify the Indemnified Party for consequential or incidental damages suffered by the Indemnified Party, but shall be obligated to indemnify the Indemnified Party for consequential or incidental damages for which the Indemnified Party is liable to a third party;

                           (iii) The Indemnified Party shall not be entitled to
receive duplicative Damage awards with respect to any indemnity claim; and

                           (iv) Subject to Section 6.3 hereof, the Indemnified
Party shall cooperate in the investigation of any claim by a third party until such time as the Indemnified Party or the Indemnifying Party, in accordance with
Section 6.3, assumes control of the defense of such claim. The Indemnifying Party shall pay the reasonable expenses incurred in providing such cooperation (including legal fees and disbursements) by the Indemnified Party and by its officers, directors, employees and agents, and shall reimburse such parties for their time spent in such cooperation. The Indemnified Party shall fully comply with any applicable laws imposing on such Indemnified Party an obligation to mitigate Damages.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

         7.1 Registration of Shares. The Buyer shall use its reasonable efforts to promptly file (and in any event within 60 days following the Closing, if the Closing is on or before December 31, 2001, or within 30 days of the Closing, if the Closing is after December 31, 2001) with the SEC a Registration Statement on Form S-3, covering the resale to the public by the Company Stockholders of the Merger Shares (together with any post-effective amendments thereto, the "Stockholder Registration Statement"). The Buyer shall use its Reasonable Best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable. The Buyer shall: (i) cause the Stockholder Registration Statement to remain effective until the date one year after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto; and (ii) use its Reasonable Best Efforts to ensure that (except for information furnished by the Company Stockholders in writing for inclusion in the Stockholder Registration Statement) the Stockholder Registration Statement shall, at the time it (including any amendments or supplements thereto) is declared effective by the SEC, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the prospectus contained within the Stockholder Registration Statement shall not, at any time it is used (other than during any suspension period as provided below), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Stockholder Registration Statement (including the documents incorporated by reference therein) shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, except that no representation is made by the Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company Stockholders for inclusion or incorporation by reference in the Stockholder Registration Statement.

         7.2      Limitations on Registration Rights.

                  (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer determines that information required to be included in the financial statements comprising a portion of the Stockholder Registration Statement is not yet available, (B) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities, (C) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

                  (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus.

         7.3      Registration Procedures.

                  (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

                  (b) The Buyer shall use its best efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

                  (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders.

         7.4 Requirements of Company Stockholders. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

                  (a) the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

                  (b) such Company Stockholder shall have provided to the Buyer its written agreement:

                           (i) to indemnify the Buyer and each of its directors
and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 7.4; and

                           (ii) to report to the Buyer sales made pursuant to
the Stockholder Registration Statement.

         7.5 Indemnification. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5.

         7.6 Assignment of Rights. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to a parent, child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution or, in the case of a limited liability company, to the members of such limited liability company pursuant to a pro rata distribution, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (e) of Section 5.2 (after the application of Section 4.6(a)) not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

                  (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Merger Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

                  (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

                  (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before April 30, 2002 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Merger Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                  (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Merger Subsidiary if the Closing shall not have occurred on or before April 30, 2002 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                             ARTICLE IX DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                                     Section
------------                                                     -------
Adjusted Cash Consideration                                      1.5(c)(x)
ADR Procedure                                                    6.3(d)
ADR Service                                                      6.3(d)
Affiliate                                                        2.15(a)(vii)
Affiliate Agreement                                              4.9
Agreed Amount                                                    6.3(c)
Aggregate Section 1.5 Consideration                              1.5(c)(xxxiv)
Articles of Merger                                               1.1
Buyer                                                            Introduction
Buyer Certificate                                                5.3(f)

Buyer Common Stock                                               1.5(a)
Buyer Common Stock Price                                         1.5(c)(xi)
Buyer Material Adverse Effect                                    3.1
Buyer Reports                                                    3.5
Cash Consideration                                               1.5(d)
CERCLA                                                           2.23(a)
Certificates                                                     1.7(a)
Certificate of Merger                                            1.1
Claim Notice                                                     6.3(b)
Claimed Amount                                                   6.3(b)
Closing                                                          1.2
Closing Date                                                     1.2
Code                                                             Introduction
Common Cash Consideration                                        1.5(c)(ix)
Common Cash Proceeds                                             1.5(c)(i)
Common Repurchase Cost                                           1.5(c)(iii)
Common Stock Proceeds Amount                                     1.5(c)(xiii)
Common Stock Share Amount                                        1.5(c)(xii)
Common Shares                                                    1.5(a)
Company                                                          Introduction
Company Certificate                                              5.2(g)
Company Intellectual Property                                    2.13(a)
Company Material Adverse Effect                                  2.1
Company Shares                                                   1.5(b)
Company Stockholder                                              1.5(d)
Confidential Information                                         4.5(c)
Controlling Party                                                6.3(a)
Customer Deliverables                                            2.13(a)
Damages                                                          6.1
Deemed Repurchase Cost                                           1.5(c)(v)
Disclosure Schedule                                              Article II
Disclosure Statement                                             4.3(a)
Dispute                                                          6.3(c)
Dissenting Shares                                                1.6(a)
Distributable Cash Consideration                                 1.5(c)(xxix)
Effective Time                                                   1.1
Employee Benefit Plan                                            2.22(a)(i)
Environmental Law                                                2.23(a)
ERISA                                                            2.22(a)(ii)
ERISA Affiliate                                                  2.22(a)(iii)
Escrow Agreement                                                 1.3(e)
Escrow Agent                                                     1.3(e)
Escrow Cash                                                      1.5(d)
Escrow Shares                                                    1.5(d)
Expected Claim Notice                                            6.4

Exchange Act                                                     2.15(a)(vi)
Exchange Agent                                                   1.3(d)
Financial Statements                                             2.6
GAAP                                                             2.6
Governmental Entity                                              2.4
Gross Share Consideration                                        1.5(c)(vi)
Hart-Scott-Rodino Act                                            2.4
Indemnification Representatives                                  1.3(e)
Indemnified Party                                                6.3(a)
Indemnifying Party                                               6.3(a)
Indemnifying Stockholders                                        6.1
Initial Cash Consideration                                       1.5(d)
Initial Shares                                                   1.5(d)
Intellectual Property                                            2.13(a)
Internal Systems                                                 2.13(a)
Isogen                                                           2.8(b)
Isogen Deadline                                                  4.13
Isogen Expenses                                                  4.13
Loan Agreement                                                   1.14
Legal Proceeding                                                 2.19
Materials of Environmental Concern                               2.23(b)
Merger                                                           1.1
Merger Shares                                                    1.5(d)
Merger Subsidiary                                                Introduction
Most Recent Balance Sheet                                        2.8(a)
Most Recent Balance Sheet Date                                   2.6
Net Loan Balance                                                 1.14
Non-controlling Party                                            6.3(a)
Option Plans                                                     1.9(a)
Options                                                          1.9(a)
Ordinary Course of Business                                      2.4
Participation Cash Payment                                       1.5(c)(xxviii)
Participation Stock Payment                                      1.5(c)(xxx)
Parties                                                          Introduction
Permits                                                          2.26
Permitted Legal Fees                                             4.8
Preferred Cash Consideration                                     1.5(c)(xxi)
Preferred Stock Liquidation Amount                               1.5(c)(xxxiii)
Preferred Shares                                                 1.5(b)
Preferred Stock Proceeds Amount                                  1.5(c)(xxvi)
Prospectus/Proxy Statement                                       4.3(b)(i)
Reasonable Best Efforts                                          4.1
Repurchase Adjustment Factor                                     1.5(c)(xv)
Repurchase Cost                                                  1.5(c)(vii)
Repurchase Disclosure Document                                   4.11(b)

Repurchase Fraction                                              1.5(c)(viii)
Repurchase Spread                                                1.5(c)(iv)
Response                                                         6.3(c)
Requisite Stockholder Approval                                   2.3
SEC                                                              3.5
Securities Act                                                   2.2
Security Interest                                                2.4
Series A Preferred Cash Proceeds                                 1.5(c)(xvi)
Series A Preferred Stock Share Amount                            1.5(c)(xxii)
Series B Preferred Cash Proceeds                                 1.5(c)(xvii)
Series B Preferred Stock Share Amount                            1.5(c)(xxiii)
Series C Preferred Cash Proceeds                                 1.5(c)(xviii)
Series C Preferred Stock Share Amount                            1.5(c)(xxiv)
Series D Preferred Cash Proceeds                                 1.5(c)(xix)
Series D Preferred Stock Share Amount                            1.5(c)(xxv)
Software                                                         2.13(e)
Special Employee Retention Awards                                1.15
Special Escrow Agent                                             1.3(e)
Special Escrow Agreement                                         1.10(c)
Special Escrow Fund                                              1.10(c)
Stockholder Section 1.5 Consideration                            1.5(c)(xxxi)
Stockholder Special Escrow Fraction                              1.5(c)(xxxii)
Stockholder Registration Statement                               7.1
Subsidiary                                                       2.5(a)
Surviving Corporation                                            1.1
Taxes                                                            2.9(a)(i)
Tax Returns                                                      2.9(a)(ii)
Third Party Expenses                                             4.8
Total Common Cash Consideration                                  1.5(c)(ii)
Total Common Stock Proceeds Amount                               1.5(c)(xiv)
Total Preferred Cash Consideration                               1.5(c)(xx)
Total Preferred Stock Proceeds Amount                            1.5(c)(xxvii)
Total Value Common Consideration                                 1.5(c)(xxxi)
Total Value Preferred Consideration                              1.5(c)(xxxii)
Value                                                            6.3(c)
Warrants                                                         1.9(b)

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholders and (b) the provisions in Section 6.1 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

         10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement dated June 5, 2001 between the Buyer and the Company shall remain in effect in accordance with its terms.

         10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Merger Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                                           Copy to:
------------------                                           --------
DataChannel, Inc.                                            Lane Powell Spears Lubersky LLP
6001 - 108th Avenue NE, Suite 900                            1420 Fifth Avenue, Suite 4100
Bellevue, WA  98004                                          Seattle, WA  98101
Attn: Lucie Fjeldstad and Jim Beach                          Attn: Michael E. Morgan
Fax: (425) 637-1192                                          Fax: (206) 223-7107

If to the Buyer or the Merger Subsidiary:              Copy to:

Netegrity, Inc.                                        Hale and Dorr LLP
52 Second Avenue                                       60 State Street
Waltham, MA  02451                                     Boston, MA  02109
Attn: Barry N. Bycoff                                  Attn: John A. Burgess
Fax: (781) 697-0025                                    Fax: (617) 526-5000

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law or Washington Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section
10.7. Nothing in this Section 10.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         10.12    Construction.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         10.13 Specific Performance. The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, in addition to any other remedies, the nondefaulting party shall be entitled to commence a proceeding to obtain specific performance of the defaulting party's obligations under this Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. NETEGRITY, INC.


                                   By:  /s/ Barry N. Bycoff
                                        ------------------------
                                        Name: Barry N. Bycoff
                                        Title: President and
                                        Chief Executive Officer

                                   LKN ACQUISITION CORP.


                                   By:  /s/ Barry N. Bycoff
                                        ------------------------
                                        Name: Barry N. Bycoff
                                        Title: President

                                   DATACHANNEL, INC.


                                   By:  /s/ Lucie Fjeldstad
                                        ------------------------
                                        Name: Lucie Fjeldstad
                                        Title: President and
                                        Chief Executive Officer

         The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(f).

                                   VAN WAGONER FUNDS

                                   By: /s/ Audrey Lam Buchner
                                       ------------------------
                                   Its: Managing Director


                                   VAN WAGONER CAPITAL PARTNERS

                                   By: /s/ Audrey Lam Buchner
                                       ------------------------
                                   Its: Managing Director


                                   VAN WAGONER CROSSOVER FUND, L.P.

                                   By: /s/ Audrey Lam Buchner
                                       ------------------------
                                   Its: Managing Director


                                   BROOKSIDE CAPITAL PARTNERS FUND, L.P.

                                   By: /s/ Ed Brakeman
                                       ------------------------
                                   Its: Managing Director

         The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(f).



                                   /s/ John Dimmer
                                   ------------------------
                                   John Dimmer

                                   /s/ Lucie Fjeldstad
                                   ------------------------
                                   Lucie Fjeldstad

                                   /s/ Robert K. Fjeldstad
                                   ------------------------
                                   Robert K. Fjeldstad

                                   /s/ Teresa L. Pool
                                   ------------------------
                                   Teresa L. Pool

                                   /s/ David P. Pool
                                   ------------------------
                                   David P. Pool

                                   POOL ENTERPRISES, LLC

                                   By: /s/ illegible
                                   ------------------------
                                   Its: Manager

         The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(f).

                         U.S. VENTURE PARTNERS V, L.P.
                         USVP V INTERNATIONAL, L.P.
                         2180 ASSOCIATES FUND V, L.P.
                              USVP V ENTREPRENEUR
                              PARTNERS, L.P.


                         By Presidio Management Group, V, L.L.C.
                           ----------------------------------------------------
                         Its General Partner

                         By: /s/ Michael P. Maher
                            ---------------------------------------------------
                         Its:  Attorney-In-Fact
                             --------------------------------------------------

                         DB CAPITAL INVESTMENTS, L.P.

                            By: DB Capital Partners, L.P., its General Partner

                            By: DB Capital Partners, Inc., its General Partner

                         By: /s/ Charlie Ayres
                            ---------------------------------------------------
                         Its:  Managing Director
                             --------------------------------------------------

                         XML FUND LLC

                         By:  /s/ illegible
                            ---------------------------------------------------
                         Its:  Manager
                             --------------------------------------------------

                         LAZARUS FAMILY INVESTMENTS, LLC

                         By: /s/ Jonathan Lazarus
                            ---------------------------------------------------
                         Its:   Manager
                             --------------------------------------------------

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") dated as of December 3, 2001, by and among NETEGRITY, INC., a Delaware corporation (the "Buyer"), LKN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Subsidiary"), and DATACHANNEL, INC., a Washington corporation (the "Company").

         WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of October 24, 2001 (the "Merger Agreement"); and

         WHEREAS, the parties desire to amend the Merger Agreement pursuant to the terms of this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

         1. Except as otherwise specifically defined in this Amendment, capitalized terms used in this Amendment without definition shall have the meaning ascribed thereto in the Merger Agreement.

         2. Section 1.5 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "1.5     Conversion of Shares. At the Effective Time, by virtue of the
Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Each share of common stock, $.01 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)) shall be converted into and represent the right to receive (subject to Section 1.10):

                           (i)      (A) an amount in cash equal to the Common
Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of common stock, par value $.01 per share, of the Buyer (the "Buyer Common Stock") as is equal to the Common Stock Share Amount (as defined below); provided that if the Total Value Common Consideration (as defined below) exceeds $0.1965, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that the Total Value Common Consideration equals $0.1965 (the number of shares of Buyer Common Stock, if any, by which the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced by application of this clause (1) is referred to herein as the "Common Share Reduction"), and (2) if the Total Value Common Consideration continues to exceed $0.1965 after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that the Total Value Common Consideration equals $0.1965 (the amount in cash, if any, by which the amount in cash allocated under clause (A) above shall be reduced by application of this clause (2) is referred to herein as the "Common Cash Reduction"); and

                           (ii)     the Participation Cash Payment (as defined
below), if any, and the Participation Stock Payment (as defined below), if any.

                  (b) Each share of preferred stock, $.01 par value per share, of the Company ("Preferred Shares"; and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Merger Subsidiary and Dissenting Shares) shall be converted into and represent the right to receive (subject to Section 1.10):

                           (i)      for each share of Series A Convertible
Preferred Stock (A) an amount in cash equal to the Series A Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series A Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration (as defined below) for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount (as defined below), then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

                           (ii)     for each share of Series B Convertible
Preferred Stock (A) an amount in cash equal to the Series B Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series B Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

                           (iii)    for each share of Series C Convertible
Preferred Stock (A) an amount in cash equal to the Series C Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series C Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred

Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount;

                           (iv)     for each share of Series D Convertible
Preferred Stock (A) an amount in cash equal to the Series D Cash Proceeds (as defined below), without any interest thereon and (B) such number of shares of Buyer Common Stock as is equal to the Series D Preferred Stock Share Amount (as defined below); provided that if the Total Value Preferred Consideration for such Preferred Share exceeds the applicable Preferred Stock Liquidation Amount, then (1) the number of shares of Buyer Common Stock allocated under clause (B) above shall be reduced to that number of shares of Buyer Common Stock such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount, and (2) if such Total Value Preferred Consideration continues to exceed the applicable Preferred Stock Liquidation Amount after application of such clause (1), the amount in cash allocated under clause (A) above shall be reduced such that such Total Value Preferred Consideration equals the applicable Preferred Stock Liquidation Amount; and

                           (v)      the Participation Cash Payment (as defined
below), if any, and the Participation Stock Payment (as defined below), if any.

                  (c) For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                           (i)      "Common Cash Proceeds" shall be the result
obtained by dividing (A) Total Common Cash Consideration by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

                           (ii)     "Total Common Cash Consideration" shall be
the result obtained by subtracting (A) the product of (1) the Common Repurchase Cost and (2) the Repurchase Fraction, from (B) the Common Cash Consideration.

                           (iii)    "Common Repurchase Cost" shall be the sum of
(A) the Deemed Repurchase Cost and (B) the product of (1) the Repurchase Spread and (2) 0.05.

                           (iv)     "Repurchase Spread" shall be the result
obtained by subtracting (A) the Deemed Repurchase Cost from (B) the product of
(1) the number of shares of capital stock of the Company repurchased from stockholders after the date hereof and (2) the average purchase price per share paid or to be paid by the Company for shares of capital stock of the Company repurchased from stockholders after the date hereof.

                           (v)      "Deemed Repurchase Cost" shall be the
product of (A) the number of shares of capital stock of the Company repurchased from stockholders after the date hereof and (B) the lesser of (1) the Gross Share Consideration and (2) the average purchase price per share paid or to be paid by the Company for shares of capital stock of the Company repurchased from stockholders after the date hereof.

                           (vi)     "Gross Share Consideration" shall be the
result obtained by dividing (A) the sum of (1) the Common Cash Consideration and
(2) the product of (x) 125,000
and (y) the Buyer Common Stock Price by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

                           (vii)    "Repurchase Cost" shall be the aggregate
purchase price paid or to be paid by the Company for the shares of capital stock of the Company repurchased from stockholders as described in Section 4.11(a) of this Agreement.

                           (viii)   "Repurchase Fraction" shall be the result
obtained by dividing (A) the Adjusted Cash Consideration by (B) the sum of (1) the Adjusted Cash Consideration plus (2) the product of (x) 2,500,000 and (y) the Buyer Common Stock Price.

                           (ix)     "Common Cash Consideration" shall be the
result obtained by multiplying (A) the Adjusted Cash Consideration by (B) 0.05.

                           (x)      "Adjusted Cash Consideration" shall be the
result obtained by subtracting (A) the sum of (1) the amount of the Third Party Expenses (as defined in Section 4.8 below) (other than the Permitted Legal Fees (as defined in Section 4.8 below)), (2) the amount of the Special Employee Retention Awards (as defined in Section 1.15 below), (3) the amount of the Isogen Expenses (as defined in Section 4.13 below), if any, and (4) the amount of the Net Loan Balance (as defined in Section 1.14 below), from (B) $15,000,000.

                           (xi)     "Buyer Common Stock Price" shall equal the
average of the closing prices of the Buyer Common Stock on The Nasdaq National Market over the thirty-day period ending three days prior to the Closing Date.

                           (xii)    "Common Stock Share Amount" shall be the
result obtained by dividing (A) the Common Stock Proceeds Amount by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

                           (xiii)   "Common Stock Proceeds Amount" shall be the
result obtained by dividing (A) the Total Common Stock Proceeds Amount by (B) the Buyer Common Stock Price.

                           (xiv)    "Total Common Stock Proceeds Amount" shall
be the result obtained by subtracting (A) the product of (1) the Common Repurchase Cost and (2) the Repurchase Adjustment Factor, from (B) the product of (1) 125,000 and (2) the Buyer Common Stock Price.

                           (xv)     "Repurchase Adjustment Factor" shall be the
result obtained by subtracting (A) the Repurchase Fraction from (B) one.

                           (xvi)    "Series A Preferred Cash Proceeds" shall be
the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series A Preferred Percentage by (B) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xvii)   "Series B Preferred Cash Proceeds" shall be
the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series B Preferred

Percentage by (B) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xviii)  "Series C Preferred Cash Proceeds" shall be
the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series C Preferred Percentage by (B) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time. (xix) "Series D Preferred Cash Proceeds" shall be the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series D Preferred Percentage by (B) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xix)    "Series D Preferred Cash Proceeds" shall be
the result obtained by dividing (A) the product of (1) the Total Preferred Cash Consideration and (2) Series D Preferred Percentage by (B) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xx)     "Total Preferred Cash Consideration" shall
be the result obtained by subtracting (A) the product of (1) the Repurchase Spread and (2) 0.95, from (B) the result obtained by subtracting (1) the product of (x) the Common Repurchase Cost and (y) the Repurchase Adjustment Factor, from
(2) the Preferred Cash Consideration.

                           (xxi)    "Preferred Cash Consideration" shall equal
the result obtained by adding (A) the product of (1) the Adjusted Cash Consideration and (2) 0.95 and (B) the Common Cash Reduction Amount.

                           (xxii)   "Common Cash Reduction Amount" shall be the
result obtained by multiplying (A) the Common Cash Reduction by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

                           (xxiii)  "Series A Preferred Percentage" shall be the
result obtained by dividing (A) the product of (1) 0.70 and (2) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

                           (xxiv)   "Series B Preferred Percentage" shall be the
result obtained by dividing (A) the product of (1) 1.070281 and (2) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

                           (xxv)    "Series C Preferred Percentage" shall be the
result obtained by dividing (A) the product of (1) 3.3449 and (2) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

                           (xxvi)   "Series D Preferred Percentage" shall be the
result obtained by dividing (A) the product of (1) 5.5937 and (2) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time, by (B) the Aggregate Preferred Liquidation Preference.

                           (xxvii)  "Aggregate Preferred Liquidation Preference"
shall equal the sum of (A) the product of (1) 0.70 and (2) the number of outstanding shares of Series A Convertible

Preferred Stock of the Company immediately prior to the Effective Time, (B) the product of (1) 1.070281 and (2) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time, (C) the product of (1) 3.3449 and (2) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time, and (D) the product of (1) 5.5937 and (2) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xxviii) "Series A Preferred Stock Share Amount"
shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series A Preferred Percentage by (B) the number of outstanding shares of Series A Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xxix)   "Series B Preferred Stock Share Amount"
shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series B Preferred Percentage by (B) the number of outstanding shares of Series B Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xxx)    "Series C Preferred Stock Share Amount"
shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series C Preferred Percentage by (B) the number of outstanding shares of Series C Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xxxi)   "Series D Preferred Stock Share Amount"
shall be the result obtained by dividing (A) the product of (1) the Preferred Stock Proceeds Amount and (2) Series D Preferred Percentage by (B) the number of outstanding shares of Series D Convertible Preferred Stock of the Company immediately prior to the Effective Time.

                           (xxxii)  "Preferred Stock Proceeds Amount" shall be
the result obtained by dividing (A) the Total Preferred Stock Proceeds Amount by
(B) the Buyer Common Stock Price.

                           (xxxiii) "Total Preferred Stock Proceeds Amount"
shall be the sum of (A) the product of (1) the sum of (x) 2,375,000 and (y) the Common Share Reduction Amount and (2) the Buyer Common Stock Price plus (B) the product of (1) the Common Repurchase Cost and (2) the Repurchase Adjustment Factor.

                           (xxxiv)  "Common Share Reduction Amount" shall be the
result obtained by multiplying (A) the Common Share Reduction by (B) the number of outstanding Common Shares immediately prior to the Effective Time.

                           (xxxv)   "Participation Cash Payment" shall be the
result obtained by dividing (A) the amount in cash by which the Distributable Cash Consideration exceeds the aggregate amount to be paid to the Company Stockholders after the application of the provisions of Section 1.5(a)(i),
Section 1.5(b)(i), Section 1.5(b)(ii), Section 1.5(b)(iii) and Section 1.5(b)(iv), by (B) the number of outstanding Common Shares immediately prior to the Effective Time (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares).

                           (xxxvi)  "Distributable Cash Consideration" shall be
the result obtained by subtracting (A) the Repurchase Cost from (B) the Adjusted Cash Consideration.

                           (xxxvii) "Participation Stock Payment" shall be the
result obtained by dividing (A) the number of shares of Buyer Common Stock by which the 2,500,000 exceeds the aggregate number of shares to be delivered to the Company Stockholders after the application of the provisions of Section 1.5(a)(i), Section 1.5(b)(i), Section 1.5(b)(ii), Section 1.5(b)(iii) and
Section 1.5(b)(iv), by (B) the number of outstanding Common Shares immediately prior to the Effective Time (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares).

                           (xxxviii) "Total Value Common Consideration" shall be
the sum of (A) the Common Cash Proceeds and (B) the product of (1) the Common Stock Share Amount and (2) the Buyer Common Stock Price.

                           (xxxix)  "Total Value Preferred Consideration" with
respect to each Preferred Share shall be the sum of (A) the Series A Preferred Cash Proceeds, Series B Preferred Cash Proceeds, Series C Preferred Cash Proceeds or Series D Preferred Cash Proceeds, as the case may be, and (B) the product of (1) the Series A Preferred Stock Share Amount, Series B Preferred Stock Share Amount, Series C Preferred Stock Share Amount and Series D Preferred Stock Share Amount, as the case may be, and (2) the Buyer Common Stock Price.

                           (xl)     "Preferred Stock Liquidation Amount" with
respect to each share of Series A Convertible Preferred Stock of the Company shall be $0.70, with respect to each share of Series B Convertible Preferred Stock of the Company shall be $1.070281, with respect to each share of Series C Convertible Preferred Stock of the Company shall be $3.3449, and with respect to each share of Series D Convertible Preferred Stock of the Company shall be $5.5937.

                           (xli)    "Aggregate Section 1.5 Consideration" shall
be the sum of (A) the product of (1) the Total Value Common Consideration and
(2) the total number of outstanding Common Shares immediately prior to the Effective Time, plus (B) the product of (1) the Total Value Preferred Consideration with respect to a share of Series A Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series A Convertible Preferred Stock immediately prior to the Effective Time, plus (C) the product of (1) the Total Value Preferred Consideration with respect to a share of Series B Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series B Convertible Preferred Stock immediately prior to the Effective Time, plus (D) the product of (1) the Total Value Preferred Consideration with respect to a share of Series C Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series C Convertible Preferred Stock immediately prior to the Effective Time, plus (E) the product of (1) the Total Value Preferred Consideration with respect to a share of Series D Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series D Convertible Preferred Stock immediately prior to the Effective Time.

                           (xlii)   "Stockholder Section 1.5 Consideration",
with respect to a Company Stockholder shall be the sum of (A) the product of (1) the Total Value Common Consideration and (2) the total number of outstanding Common Shares held by such Company

Stockholder immediately prior to the Effective Time, plus (B) the product of (1) the Total Value Preferred Consideration with respect to a share of Series A Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series A Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (C) the product of (1) the Total Value Preferred Consideration with respect to a share of Series B Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series B Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (D) the product of (1) the Total Value Preferred Consideration with respect to a share of Series C Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series C Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time, plus (E) the product of (1) the Total Value Preferred Consideration with respect to a share of Series D Convertible Preferred Stock of the Company and (2) the total number of outstanding shares of Series D Convertible Preferred Stock held by such Company Stockholder immediately prior to the Effective Time.

                           (xliii)  "Stockholder Special Escrow Fraction", with
respect to a Company Stockholder, shall be the result obtained by dividing (A) his, her or its Stockholder Section 1.5 Consideration by (B) the Aggregate
Section 1.5 Consideration.

                  (d) Each stockholder of record of the Company immediately prior to the Effective Time (collectively, the "Company Stockholders") shall be entitled to receive immediately all of the cash into which his, her or its Company Shares were converted pursuant to this Section 1.5 other than an amount in cash equal to the result obtained by multiplying (i) $400,000 by (ii) his, her or its Stockholder Special Escrow Fraction (the "Initial Cash Consideration"); the remaining cash into which their Company Shares were converted pursuant to this Section 1.5 (the "Escrow Cash") shall be deposited in escrow pursuant to Section 1.10(c). The Initial Cash Consideration and the Escrow Cash shall together be referred to herein as the "Cash Consideration." Company Stockholders shall be entitled to receive immediately 90% (86%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining 10% (14%, if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.10(a) and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

                  (e) Each Company Share owned beneficially by the Buyer or the Merger Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                  (f) Each share of common stock, $.01 par value per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of 0common stock, $.01 par value per share, of the Surviving Corporation.

                  (g) A Schedule 1.5(g) shall be appended to this Agreement on the Closing Date setting forth with respect to each Company Stockholder the Initial Shares, the Escrow Shares, the Initial Cash Consideration and the Escrow Cash allocable to such Company Stockholder as provided in Section 1.5.

                  (h) Notwithstanding anything to the contrary contained herein, the aggregate consideration to be paid by the Buyer under this Agreement shall not exceed the Distributable Cash Consideration and 2,500,000 shares of Buyer Common Stock."

         3. Section 1.11 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "1.11 Certificate of Incorporation and By-laws.

                  (a) The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be in the form attached hereto as Exhibit F.

                  (b) The Bylaws of the Surviving Corporation immediately following the Effective Time shall be in the form attached hereto as Exhibit G."

         4. The form of Articles of Incorporation attached hereto as Exhibit F shall be attached to the Merger Agreement as Exhibit F thereto. The form of Bylaws attached hereto as Exhibit G shall be attached to the Merger Agreement as Exhibit G thereto.

         5. Section 2.31 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "2.31 Projections. The projections dated October 23, 2001 provided by the Company to the Buyer were, as of the date thereof, prepared by the Company in good faith using reasonable information available to management of the Company and, based on the assumptions therein, represent Company management's good faith estimates, as of the date thereof, of the future performance of the Company for the periods referred to therein."

         6. Section 6.5(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "(a)     Notwithstanding anything to the contrary herein, (i) the
aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI or, except with respect to claims based on fraud, otherwise under this Agreement, shall not exceed the aggregate Value of the Escrow Shares; provided that if the Company has not sold or otherwise transferred the capital stock of Isogen as contemplated by Section 4.13 prior to the Isogen Deadline and, in accordance with Section 1.5(d), the number of Escrow Shares is increased by 100,000, (A) the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI or, except with respect to claims based on fraud, otherwise under this Agreement, shall not exceed the aggregate Value of such number of Escrow Shares as is equal to the result obtained by subtracting (1) 100,000 from (2) the total number of Escrow Shares and (B) the aggregate liability of the Indemnifying Stockholders for Damages under this Article VI with respect to a claim under Section 6.1(e) shall not exceed the aggregate Value of the Escrow Shares, (ii) the Indemnifying Stockholders and the Buyer shall be liable under this Article VI with respect to claims under Section 6.1(a) or Section 6.2 for only that portion of the aggregate Damages for which they or it would otherwise be liable which exceeds $350,000, and (iii) each Indemnifying Stockholder shall only be liable for his, her or its pro rata share (based on the number of Merger Shares received by such Indemnifying Stockholder as a percentage of the total number of Merger Shares issued); provided that the limitation set forth in clause (ii) above shall not apply to (A) a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.8(b), 2.10(b) or 2.13 (or the portion of the Company Certificate relating thereto) or to a breach of the covenants set forth in Sections 4.8, 4.11 or 4.13, or (B) a claim pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2 or 3.3 (or the portion of the Buyer Certificate relating thereto). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.31) and all representations and warranties of the Buyer and the Merger Subsidiary in Article III shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties."

         7. Except as specifically stated above, the Merger Agreement remains in full force and effect and is not modified or amended hereby. To the extent that the Merger Agreement or any of the documents and agreements attached as exhibits to the Merger Agreement, referred to therein or contemplated thereby refer to the Merger Agreement, such reference shall mean the Merger Agreement as amended hereby.

                      [The Next Page is the Signature Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                 NETEGRITY , INC.


                                 By /s/ Barry N. Bycoff
                                   ---------------------------------------------
                                    Name:  Barry N. Bycoff
                                    Title: President and Chief Executive Officer



                                 LKN ACQUISITION CORP.

                                 By /s/ Barry N. Bycoff
                                   ---------------------------------------------
                                    Name:  Barry N. Bycoff
                                    Title: President



                                 DATACHANNEL, INC.


                                 By /s/ Lucie Fjeldstad
                                   ---------------------------------------------
                                    Name:  Lucie Fjeldstad
                                    Title: President and Chief Executive Officer

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") dated as of December 7, 2001, by and among NETEGRITY, INC., a Delaware corporation (the "Buyer"), LKN ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Merger Subsidiary"), and DATACHANNEL, INC., a Washington corporation (the "Company").

         WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of October 24, 2001, as amended by a First Amendment to Agreement and Plan of Merger dated as of December 3, 2001 (the "Merger Agreement"); and

         WHEREAS, the parties desire to amend the Merger Agreement pursuant to the terms of this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

         1. Except as otherwise specifically defined in this Amendment, capitalized terms used in this Amendment without definition shall have the meaning ascribed thereto in the Merger Agreement.

         2. Section 1.15 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "1.15 Employee Payments at Closing. The Company has established a Management and Employee Retention Program payable to certain selected employees of the Company (in the aggregate amount of up to $1,880,000) at the Closing, in accordance with written instructions delivered to the Buyer not later than three business days prior to the Closing Date. The cash consideration to be paid in accordance with the preceding sentence shall be referred to herein as the "Special Employee Retention Awards.""

         3. Except as specifically stated above, the Merger Agreement remains in full force and effect and is not modified or amended hereby. To the extent that the Merger Agreement or any of the documents and agreements attached as exhibits to the Merger Agreement, referred to therein or contemplated thereby refer to the Merger Agreement, such reference shall mean the Merger Agreement as amended hereby.



                      [The Next Page is the Signature Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                 NETEGRITY, INC.


                                 By /s/ Barry N. Bycoff
                                   ---------------------------------------------
                                    Name:  Barry N. Bycoff
                                    Title: President and Chief Executive Officer


                                 LKN ACQUISITION CORP.


                                 By /s/ Barry N. Bycoff
                                   ---------------------------------------------
                                    Name:  Barry N. Bycoff
                                    Title: President


                                 DATACHANNEL, INC.


                                 By /s/ Lucie Fjeldstad
                                   ---------------------------------------------
                                    Name:  Lucie Fjeldstad
                                    Title: President and Chief Executive Officer

     The undersigned, being the duly elected Secretary of the Merger Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Merger Subsidiary entitled to vote on this Agreement.

                                        /s/ Colette Cooke
                                        -----------------------------------
                                        Colette Cooke
                                        Secretary

     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a vote of greater than two-thirds of the outstanding shares of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of the Company, each voting separately as a class, and by two-thirds of all outstanding shares of common stock and preferred stock of the Company, voting together as a single class, entitled to vote on this Agreement.

                                        /s/ James Beach
                                        -----------------------------------
                                        James Beach
                                        Secretary



[The following schedules and exhibits to this Agreement and Plan of Merger have been omitted and will be provided to the Commission upon request to
Netegrity:

Exhibit A --   Escrow Agreement

Exhibit B --   Affiliate Agreement

Exhibit C --   Investment Representation Letter

Exhibit D --   Opinion of Counsel to the Company

Exhibit E --   Opinion of Counsel to the Buyer and Merger Subsidiary

Exhibit F --   Second Amended and Restated Articles of Incorporation of
               DataChannel, Inc.

Exhibit G --   Amended and Restated Bylaws of DataChannel, Inc.

Exhibit 4.3 -- Principal Stockholders

Schedule 1.5(g)

Disclosure Schedule]